UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  September 30, 2004
(Date of earliest event reported)

U.S. PREMIUM BEEF, LLC
(Exact name of Registrant as specified in its charter)

            Delaware                                                  333-115764                                      20-1057414
   (State or other jurisdiction                      (Commission File Number)                       (I.R.S. Employer
         of incorporation)                                                                                                Identification No.)

12200 North Ambassador Drive
Kansas City, Missouri  64163
(Address of principal executive offices)

Registrant's telephone number, including area code: (816) 713-8800

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Section 1 - Registrant's Business and Operations

Item 1.01       Entry into a Material Definitive Agreement.

            On September 30, 2004, U.S. Premium Beef, LLC (a Delaware limited liability company and the successor in interest to U.S. Premium Beef, Ltd. and U.S. Premium Beef, Inc.) and CoBank, ACB, as agent for the "Syndication Parties" ("CoBank"), entered into a "Fifth Amendment to Credit Agreement and Waiver" (the "Amendment").  The Amendment was made effective between the parties as of August 28, 2004 and amends certain provisions of the Credit Agreement (Term Loan) entered into by CoBank and U.S. Premium Beef, Ltd. on November 25, 1997 and amended from time to time (the "Credit Agreement").

            In addition to conforming changes to reflect U.S. Premium Beef, LLC's status as the successor to U.S. Premium Beef, Ltd., the Amendment extends the maturity date under the amended Credit Agreement to July 1, 2011.  The Amendment also makes adjustments to how the financial covenants contained in the Credit Agreement are calculated and confirms CoBank's previously granted consent to the restructuring of U.S. Premium Beef, Ltd., a Kansas cooperative, to become U.S. Premium Beef, LLC, a Delaware limited liability company.  The Amendment also modifies the collateralization requirements contained in the Credit Agreement by eliminating the immediate requirement for U.S. Premium Beef, LLC to be fully collateralized by cash.  In addition, the Amendment also contains CoBank's waiver of any event of default, known or unknown, which may have occurred under Section 15.1(j) of the Credit Agreement prior to the effective date of the Amendment.  (Section 15.1 (j) provides that it will be an event of default under the Credit Agreement if certain defaults occur under the terms and conditions of the National Beef Agreement and the Uniform Delivery and Marketing Agreements to which U.S. Premium Beef, LLC is a party with each of its Class A unitholders.)

Section 9 - Financial Statements and Exhibits

Item 9.01         Financial Statements and Exhibits.

            (a)        Financial Statements: Not Applicable.

            (b)        Pro Forma Financial Information: Not Applicable.

            (c)        Exhibits:  Not Applicable

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SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                     U.S. PREMIUM BEEF, LLC

Dated: October 5, 2004                                                               By /s/ Steven D. Hunt
                                                                                                         Steven D. Hunt, Chief Executive Officer

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